UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2010

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 S. Wacker, Suite 1650, Chicago, Illinois 60606

(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Contract.

Capital Growth Systems, Inc. (CGSY.OB) (the “Company”), together with its wholly owned subsidiaries Global Capacity Direct, LLC, Global Capacity Group, Inc., CentrePath, Inc., FNS 2007, Inc., 20/20 Technologies, Inc., 20/20 Technologies I, LLC, Global Capacity Holdco, LLC, Nexvu Technologies, LLC, Capital Growth Acquisition, Inc. (each a “Debtor” and collectively with the Company, the “Debtors”) and Magenta Netlogic Limited (U.K.) (“MNL”), also a wholly owned subsidiary of the Company, entered into a Debtor in Possession Loan and Security Agreement (the “DIP Loan Agreement”) with Downtown CP-CGSY, LLC (the “Tranche A Lender”), the holders of certain debentures issued by the Company (the “Pre-Petition Debenture Lenders”), and certain other investors that were approved by the Pre-Petition Debenture Lenders (collectively, the “Tranche B Lenders” and together with the Tranche A Lender, collectively, the “Lenders”).  The DIP Loan Agreement was effective as of July 30, 2010 and was approved on an interim basis on that date (the “Interim Order”), pending a final hearing on the matter, by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), before which the Debtors’ Chapter 11 cases are pending.

The DIP Loan Agreement provides for aggregate financing from the Tranche A Lender of $3,000,000 at any time outstanding, or such additional amount as may be agreed to by the Tranche A Lender, and aggregate financing from the Tranche B Lenders of $7,250,000 at any time outstanding.  On August 3, 2010, $9,250,000 was advanced by the Lenders to the Debtors.  The funding of the last $1,000, 000 of the loan by the Tranche B Lenders is contingent upon entry of a final order by the Bankruptcy Court approving the loan and the satisfaction by the Debtors of certain affirmative and negative covenants.  The advances were used: (i) as full payment of $5,243,724.05 of pre-petition secured indebtedness to Pivotal Global Capacity, LLC; (ii) as adequate assurance deposits to the Debtors’ carriers in the amount of $3,220,068; and (iii) the remaining $786,208.95 was allocated to pay critical vendors, for restructuring expenses and ordinary course operations.

The maturity date of the DIP Loan Agreement (the “Maturity Date”) is the date which is the earliest of: (i) (a) the occurrence of an event of default under the DIP Loan Agreement (“Event of Default”) and (b) the effective date of a Chapter 11 plan for the Debtors providing for the payment in full, in cash, of all outstanding obligations under the DIP Loan Agreement (a “Plan of Reorganization”); provided, that, so long as no Event of Default has occurred, subject to the Tranche B Lenders’ written consent, or an Event of Default has occurred and such Event of Default has been waived by the Lenders, the Debtors may extend such date by up to two (2) periods of sixty (60) days each; (ii) the date of the acceleration of any advances by Lenders; (iii) entry of an order reversing in any respect either the Interim Order or the final order of the Bankruptcy Court (unless waived in writing by the Lenders); (iv) the conversion of any of the Debtors’ Chapter 11 cases to a case under Chapter 7 of the Bankruptcy Code; (v) the appointment of a trustee or an examiner with special powers with respect to the Debtors; and (vi) the dismissal of any of the Debtors’ Chapter 11 cases.

Loans under the DIP Loan Agreement become due and payable on the earliest of: (i) the Maturity Date; (ii) the effective date of a Plan of Reorganization confirmed by the Bankruptcy Court; (iii) the effective date of a sale of all or substantially all of the assets of the Debtors; (iv) the filing of a Plan of Reorganization that is not acceptable to the Lenders or does not provide for the immediate payment, in full, in cash, of all obligations due under the DIP Loan Agreement; (v) August 14, 2010, if the final order of the Bankruptcy Court approving the DIP Loan Agreement has not been entered by that date; or (vi) the occurrence of an Event of Default.  The Debtors may prepay advances by the Lenders at any time in whole or in part, and may terminate the loan or reduce the loan in multiples of $50,000, with a minimum reduction of $100,000.  Mandatory prepayments of the advances and a permanent reduction of the loan will be required in an amount equal to (i) 100% of the net sale proceeds from non-ordinary course asset sales and (ii) 100% of insurance and condemnation proceeds and tax refunds, in each case received by the Debtors or any guarantors, including MNL.

Loans under the DIP Loan Agreement will bear interest at 12% per annum, with the interest on the Tranche A Loan payable monthly in arrears, and the interest on the Tranche B Loan accruing during the term of the Loan. Upon the occurrence and during the continuance of an Event of Default, the Debtors’ obligations will bear interest at a rate per annum which is 2% above the rate in effect immediately before the Event of Default.    The Debtors have paid a $60,000 commitment fee and a $15,000 structuring fee to the Tranche A Lender.  In addition, if the Tranche A Loan is extended beyond the Maturity Date, the Debtors have agreed to pay an extension fee of 1% of the Tranche A Loan amount for up to two 60-day extensions.

The Debtors will use the proceeds of the DIP Loan Agreement, subject to the 18-week cash flow budget of the Debtors through November 27, 2010, solely to pay: (i) deposits to utilities and payments to critical vendors approved by Lenders in their reasonable discretion and by the Bankruptcy Court; (ii) amounts necessary to cure executory contracts assumed with the written consent of Lenders; (iii) payment of the Pivotal Global Capacity, LLC pre-petition secured indebtedness; (iv) fees permitted to be paid by the Bankruptcy Court; (v) principal, interest and fees on Debtors’ obligations under the DIP Loan Agreement; (vi) payment of Lenders’ expenses;  (vii)working capital reasonable and necessary for operation of the Debtors’ business and preservation and enhancement of the Debtors’ and MNL’s collateral and meeting the Debtors’ obligations and responsibilities under Bankruptcy Court orders and contracts; and (viii) expenses of the administration of the Debtors’ Chapter 11 cases (including the payment of professional fees and costs, and United States Trustee fees), and similar costs, with any unpaid amounts in category (viii) subordinated in priority to (i)-(vi) above if the loan terminates and the Debtors lack sufficient funds to pay in full all amounts required under (i)-(vi) above.

The Debtors’ obligations are secured by all of the assets of the Debtors and MNL, and are guaranteed by MNL.

The DIP Loan Agreement contains various representations, warranties and affirmative covenants and negative covenants by the Debtors that are customary for transactions of this nature, including reporting requirements and maintenance of financial covenants.

The description of the DIP Loan Agreement set forth above is qualified in all respects by reference to the provisions of the DIP Loan Agreement, which is filed as an exhibit hereto and incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Contract.

On August 3, 2010, the Debtors used advances from the DIP Loan Agreement as full payment of $5,243,724.05 of pre-petition senior secured indebtedness to Pivotal Global Capacity, LLC (“Pivotal”).  Pivotal had purchased the senior Term Loan and Security Agreement and associated note and loan documentation that had originally been issued by the Company and its then existing wholly owned subsidiaries to ACF CGS, L.L.C. on November 19, 2008, and as amended through the date of purchase by Pivotal.  Presently all obligations of the Debtors to Pivotal have been paid in full.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information discussed under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

10.1	Debtor in Possession Loan and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5,  2010

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/George A. King
George A. King
President